Exhibit 99.1

Apco Oil and Gas International Inc. (NASDAQ: APAGF) One Williams Center MD 35-8 Tulsa, OK 74172 800-600-3782 www.apcooilandgas.com

DATE: May 7, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports First-Quarter Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three-month period ended March 31, 2013, it generated unaudited net income attributable to Apco of $9.9 million, or $0.34 per share, compared with net income of $10.1 million, or $0.34 per share for the same period in 2012.

Net income decreased quarter-to-quarter as the benefits of higher operating revenues were offset by the combination of greater costs and operating expenses, lower equity income from Argentine investment, and higher income tax expense.

For the first quarter of 2013, total operating revenues increased by $5.2 million compared with the same period in 2012. Sales revenues from Apco’s Colombian operations contributed to the increase in operating revenues in first-quarter 2013. Benefits realized from the Oil Plus hydrocarbon subsidy program in Argentina also had a favorable impact on revenues during first-quarter 2013.

During the first quarter of 2013, the combination of higher production and lifting costs due in part to inflation in Argentina, greater depreciation expense, and higher foreign exchange losses was partially offset by lower exploration expense. For the quarter, total costs and operating expenses increased by $2.2 million compared with the same period in 2012.

Apco also experienced lower equity income from its 40.72 percent interest in Petrolera Entre Lomas S.A. (Petrolera). During first-quarter 2013, the impact of lower operating revenues and higher operating costs contributed to a decrease of $2.9 million in equity income from Argentine investment compared with first-quarter 2012.

Income tax expense increased by $234,000 due to higher taxable income in Argentina during the first quarter of 2013 compared with the same period in 2012.

2013 Capital Program and Operational Update

During first-quarter 2013, capital expenditures of $13.3 million attributable to Apco’s consolidated interests were invested primarily in development and exploration drilling in Neuquén basin properties and exploration drilling in Colombia.

In addition to the previously announced exploration wells drilled in Colombia, Apco participated in the drilling of four development wells and two exploration wells in the Neuquén basin.

“We are pleased to announce another discovery well drilled in the southern part of our Agua Amarga exploration permit in Argentina,” said Thomas Bueno, Apco’s president.

“We expect to have the results of our other exploration well drilled in the western part of the Bajada del Palo concession in the second quarter. Our development drilling campaign has now hit full stride, and additional exploration activities – including investments targeting Vaca Muerta in our Coirón Amargo block—are scheduled to commence in the next few months,” Bueno added.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2013	2012
Three months ended Mar 31
Operating revenue	35,279	30,076
Costs and operating expenses	27,271	25,026
Investment income	5,465	8,338
Net income attributable to Apco	9,933	10,076
Per share	0.34	0.34

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

# # #

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•

Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•

Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.